                                                                    Exhibit 3.1


                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/17/1994
                                                       944154259 - 2427656


                          CERTIFICATE OF INCORPORATION
                               A Stock Corporation

FIRST: The corporation name is WORLDCOMM SYSTEMS INC.

SECOND: Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, in the city of Wilmington, county of New Castle, 19808-6192. The registered agent in charge thereof is Delaware Business Incorporators, Inc., located at same address, as above.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is 2000000 shares of .01 par value.

FIFTH: The name and mailing address of the incorporator is Delaware Business Incorporators, Inc., 3422 Old Capitol Trail, Suite 700, Wilmington, DE 19808-6192.

SIXTH: The powers of the incorporator are to terminate upon the filing of the certificate of incorporation. The name and mailing address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are duly elected and qualify is as follows:

     David E. Hershberg
     15 Waterview Drive
     Port Jefferson, NY 11777

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this date August 17, 1994.

                                       Incorporator:
                                       Delaware Business Incorporators, Inc.



                                       By: /s/ Russell D. Murray
                                           -------------------------------------
                                           Russell D. Murray, V.P.

                           CERTIFICATION OF AMENDMENT

                       OF CERTIFICATE OF INCORPORATION OF

                             WORLDCOMM SYSTEMS INC.

The undersigned, being the President of Worldcomm Systems Inc., a Delaware Corporation (the "Corporation"), hereby certifies and sets forth:

1. Article FOURTH of the Certificate of Incorporation, which sets forth the number of shares which the Corporation is authorized to issue is amended to read as follows:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000,000 shares, of which 2,000,000 shares shall be Common Stock, $.01 par value and 1,000,000 shares shall be Preferred Stock, par value $.01 per share.

      (a) Common stock.

            (i) Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

            (ii) Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or the merger or consolidation of the Corporation into another corporation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based upon the number of shares of Common Stock held by each.

            (iii) Dividends. Subject to the rights of the Preferred Stock, dividends may be paid on the Common Stock out of any assets legally available therefor, as and when declared by the Board of Directors.

            (iv) Relative Rights of Preferred Stock and Common Stock. All relative, participating, optional or other special rights of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

      (b) Preferred Stock. The Board of Directors is empowered to authorize the issuance of one or more classes of the Corporation's Preferred Stock, or one or more series of any such class, and to fix the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof for each such class or series, specifying for each such class or series:

            (i) the designation thereof in such manner as shall distinguish shares thereof from all other series of Preferred Stock then or theretofore authorized;

            (ii) the number of shares which shall initially constitute such class or series;

            (iii) whether or not the shares of such class or series shall have voting rights in addition to the voting rights affirmatively required by law;

            (iv) the rate or rates and the time or times at which dividends and other distributions on the shares of such class or series shall be paid, and whether or not any such dividends shall be cumulative;

            (v) the amount payable on the shares of such class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (vi) whether or not shares of such class or series are to be redeemable, and the terms and conditions upon which the Corporation or a holder may exercise its or his right to redeem, or require redemption of, shares of such class or series;

            (vii) whether or not a sinking fund shall be created for the redemption of the shares of such class or series, and the terms and conditions of any such fund; and

            (viii) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof which shall be applicable to such class or series.

2. The following additional Articles are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation.

3. This amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS of the foregoing I have executed this certificate this 13 day of October, 1995.

                                        /s/ David E. Hershberg
                                        -------------------------------------
                                        David E. Hershberg, CEO

Attest:


/s/ Thomas A. DiCicco
----------------------------------
Thomas A. DiCicco, Secretary

                             WORLDCOMM SYSTEMS INC.
           CERTIFICATE OF DESIGNATION OF RELATIVE RIGHTS, PREFERENCES,
                          PRIVILEGES AND RESTRICTIONS

     The undersigned, President of Worldcomm Systems, Inc., a Delaware corporation (the "Corporation"), hereby certifies and sets forth the following.

     Pursuant to the authority contained in Article FOURTH of the Certificate of Incorporation, the Board of Directors has adopted the following resolution to authorize the issuance of a class of the Corporation's Preferred Stock, par value $.01 per share, and to fix the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

          RESOLVED, that pursuant to the authority granted by Article FOURTH of the Certificate of Incorporation, the Board of Directors authorizes issuance of a new class of the Corporation's Preferred Stock, par value $.01 per share, having the following designation and preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

          This class is designated Class A Preferred Stock.

          The number of shares which shall initially constitute the Class A Preferred Stock is 156,250 shares.

          At the option of the holder thereof, each share of Class A Preferred Stock shall be convertible, at any time or from time to time, into the number of fully paid and nonassessable share of Common Stock which results from dividing $16.00 by the conversion price which is in effect at the time of conversion (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as provided below.

          If the Corporation shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then upon the happening of such event, the Conversion Price of the Class A Preferred Stock shall be adjusted by multiplying the Conversion Price in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to such event, and the denominator of which is the number of shares of Common Stock issued and outstanding immediately after such event. The product so obtained shall thereafter be the Conversion Price for the Class A Preferred Stock.

               If at any time or from time to time the Corporation shall pay a dividend or make another distribution to holders of the Common Stock payable in securities of the Corporation other than shares of Common

     Stock, then in each such event the Corporation shall make provision so that holders of the Class A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Class A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section (c) with respect to rights of the holders of the Class A Preferred Stock or with respect to such other securities by their terms.

               Each holder of Class A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               No fractional shares of Common Stock shall be issued upon any conversion of Class A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to be product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Corporation's Board of Directors as of the date of conversion.

               The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all been outstanding shares of Class A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion price of the holders of the Class A Preferred Stock against impairment.

          Each share of Class A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $7,500,000. Such conversion shall occur whether or no the certificates evidencing the shares so converted are surrendered to the Corporation or its transfer agent. However, the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of Class A Preferred Stock, the holders of such Preferred Stock shall surrender the certificates evidencing such shares at the office of the Corporation or any transfer agent for the Class A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Class A Preferred Stock so surrendered were convertible on the date on which such automatic conversion occurred.

          Except as otherwise required by law, each holder of the Class A Preferred Stock shall be entitled to one vote for each share of Common Stock into which the Preferred Stock held by such holder is at the time reference convertible. Holders of the Class A Preferred Stock shall vote as a single class with holders of the Common Stock on all matters upon which a vote of stockholders is authorized or required by law or by the Certificate of Incorporation.

          Holders of the Class A Preferred Stock shall be entitled to participate ratably, based on the number of shares of Common Stock into which the such holder's shares of Class A Preferred Stock are then convertible, with holders of the Common Stock in any dividends or other distributions which may be declared upon or paid to holders of the Common Stock.

          In the event of the dissolution, liquidation or winding up of the Corporation, or a sale of all of its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the Preferred Stock the sum of $16.00 per share, before any sums shall be paid or any assets distributed among holders of the Common Stock. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the amount thus distributable, then the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock. After the foregoing up to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among and paid to the holders of the Common Stock and the Preferred Stock, share and share alike, in proportion to their stockholdings.

          If the Corporation proposes at any time to issue additional voting securities for payment in cash, the Corporation shall give holders of the Class A Preferred Stock prompt written notice of such proposal, including information regarding (i) the number and class or series of the securities proposed to be sold (the "Offered Securities"), and, if such securities will be of a new class, the rights, preferences and restrictions applicable to such new class, (ii) if known, the identity of any proposed third party acquiror or acquirors of the proposed Offered Securities, (iii) the price per security at which the Corporation proposes to sell the Offered Securities (the "Offer Price") and (iv) the proposed terms of payment and other material terms and conditions of the proposed sale. Subject to the provisions set forth below, each holder of the Class A Preferred Stock held have a preemptive right to purchase such holder's Pro Rata Part (as hereinafter defined) of the Offered Securities at the Offer Price and on the other terms and conditions set forth in the notice. "Pro Rata Part" shall mean the proportion which the number of votes which the holder is entitled to cast by reason of his ownership of Class A Preferred Stock bears to the number of votes which holders of all voting securities (including such holder) are entitled to cast immediately prior to the date subscriptions are opened for such offering. In order to exercise such preemptive rights, such holder must notify the Corporation in writing not later than fifteen (15) days after receipt by the holder of the Corporation's notice. Such notice from the holder shall state the number of securities which the holder desires to purchase, and shall be deemed an irrevocable commitment on the part of such holder to purchase the number of securities set forth therein for the Offer Price and upon the other terms and conditions set forth in the Corporation's notice. The preemptive right set forth above shall not apply to:

                    shares of the Corporation's Common Stock (or options or warrants therefor) issued to employees, officers or directors of or consultants to, the Corporation pursuant to incentive agreements or plans approved by the Board of Directors of the Corporation;

                    any securities issuable upon conversion of or with respect to any then outstanding shares of Class A Preferred Stock of the Corporation or Common Stock or other securities issuable upon conversion thereof;

                    any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Corporation outstanding on the date of issuance of such Class A Preferred Stock ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;

                    shares the Corporation's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

                    securities offered by the Corporation to the public pursuant to a registration statement filed under the Securities Act of 1933;

                    securities issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other transaction in which the Corporation acquires in a single transaction or series of related transactions, all or substantially all of the assets of such a corporation or entity of fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

                    any offering of securities by the Corporation exclusively to a single industrial entity as part of a Strategic Business Alliance (as hereinafter defined) with such entity. "Statistics Business Alliance" shall mean an alliance with an industrial entity where (i) the Board of Directors of the Corporation has been given a written report outlining in reasonable detail the business objectives and commercial advantages to be obtained by the Corporation and providing a business plan demonstrating the commercial advantages to be obtained by the Corporation in connection with such alliance and (ii) such strategic has been approved by a majority vote of the Board of Directors of the Corporation after full consideration of any strongly and well reasoned objection thereto by any member of such Board or any stockholder owning shares entitling such stockholder to cast at least 5% of the total number of votes which may be cast by all stockholders upon the election of directors. The term "industrial entity" shall include designees of an industrial entity who are elated to such entity by virtue of substantial stock ownership or by virtue of such designee's being an officer or director of such entity.

          The Class A Preferred Stock shall not be redeemable.

          There shall not be any sinking fund for the redemption of the Class A Preferred Stock.

          The approval, by vote or written consent, of the holders of a majority of the outstanding shares of Class A Preferred Stock shall be required to:

               take any action which would alter or change any of the rights, preferences, privileges or restrictions of such Class or increase the total number of authorized shares of such Class:

               reclassify any outstanding shares or securities of the corporation into shares having rights, preferences or privileges senior to such Class; or

               authorize or issue any other stock having rights or preferences senior to such Class.

          Except as expressly provided above, or as required by law, the preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof granted to or imposed upon the Common Stock and the Class A Preferred Stock, or the holders thereof, shall be in all respects identical.

The foregoing resolution was duly adopted at a meeting of the Board of Directors held on May 23, 1996.

     IN WITNESS of the foregoing I have executed this certificate this 29th day of May, 1996.


                                       /s/ David E. Hershberg
                                       ----------------------------------
                                       David E. Hershberg, CEO & Chairman


Attest:


/s/ Thomas A. DiCiccio
-----------------------------------
Thomas A. DiCiccio, Secretary

                           CERTIFICATION OF AMENDMENT

                       OF CERTIFICATE OF INCORPORATION OF

                             WORLDCOMM SYSTEMS INC.

      The undersigned, being the Chairman of the Board of Directors of Worldcomm System Inc., a Delaware Corporation (the "Corporation"), hereby certifies and sets forth:

1. The first sentence of Article FOURTH of the Certificate of Incorporation, which sets forth the number of shares which the Corporation is authorized to issue, is amended to read as follows:

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 4,000,000 million shares, of which 3,000,000 shares shall be Common Stock, $.01 par value and 1,000,000 shares shall be Preferred Stock, $.01 par value.

2. This amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

      IN WITNESS of the foregoing I have executed this certificate this 1 day of October, 1996.


                                        /s/ David E. Hershberg
                                        -------------------------------------
                                        David E. Hershberg
                                        Chairman of the Board

Attest:


/s/ Thomas A. DiCicco
----------------------------------
Thomas A. DiCicco, Secretary

                              WORLDCOMM SYTEMS INC.

          CERTIFICATION OF DESIGNATION OF RELATIVE RIGHTS, PREFERENCES,
                          PRIVILEGES AND RESTRICTIONS

     The undersigned, President of Worldcomm Systems, Inc., a Delaware corporation (the "Corporation"), hereby certifies and sets forth the following.

1. Pursuant to the authority contained in Article FOURTH of the Certificate of Incorporation, the Board of Directors has adopted the following resolution to authorize the issuance of a class of the Corporation's Preferred Stock, par value $.01 per share, and to fix the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     RESOLVED, that pursuant to the authority granted by Article FOURTH of the Certificate of Incorporation, the Board of Directors authorizes issuance of a new class of the Corporation's Preferred Stock, par value $.01 per share, having the following designation and preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     (a)  This class is designated Class B Preferred Stock.
     (b) The number of shares which shall initially constitute the Class B Preferred Stock is 714,400 shares.
     (c) At the option of the holder thereof, each share of Class B Preferred Stock shall be convertible, at any time or from time to time, into the number of fully paid and nonassessable shares of Common Stock which results from dividing $28.00 by the conversion price which is in effect at the time of conversion (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as provided below.

                    (i) If the Corporation shall (1) issue additional shares of
               Common Stock as a dividend or other distribution on outstanding Common Stock, (2) subdivide the outstanding shares of Common Stock into greater number of Common Stock, or (3) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then upon the happening of such event, the Conversion Price of the Class B Preferred Stock shall be adjusted by multiplying the Conversion Price in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to such event, and the denominator of which is the number of shares of Common Stock issued and outstanding immediately after such event. The product so obtained shall thereafter be the Conversion Price for the Class B Preferred Stock.

                    (ii) If at any time or from time to time the Corporation
               shall pay a dividend or make another distribution to holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock, then in each such event the Corporation shall make provision so that holders of the Class B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Class B

               Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section (c) with respect to rights of the holders of the Class B Preferred Stock or with respect to such other securities by their terms.

                    (iii) Each holder of Class B Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Preferred Stock or Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    (iv) No fractional shares of Common Stock shall be issued
               upon any conversion of Class B Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to be product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Corporation's Board of Directors as of the date of conversion.

                    (v) The Corporation shall at all times reserve and keep
               available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    (vi) The corporation shall not avoid or seek to avoid the
               observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion price of the holders of the Class B Preferred Stock against impairment.

     (d) Each share of Class B Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds $7,500,000. Such conversion shall occur whether or not certificates evidencing the shares so converted are surrendered to the Corporation or its transfer agent. However, the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss by it in connection with such certificates. Upon the occurrence of such automatic conversion of Class B Preferred Stock, the holder of such Preferred Stock, shall surrender the certificates evidencing such shares at the office of the Corporation or any transfer agent for the Class B Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Class B Preferred Stock so surrendered were convertible on the date on which such automatic conversion occurred.

     (e) Except as otherwise required by law, each holder of the Class B Preferred Stock shall be entitled to one vote for each share of Common Stock into which the Preferred Stock held by such holder is at the time of reference convertible. Holders of the Class B Preferred Stock shall vote as a single class with holders of the Common Stock on all mattters upon which a vote of stockholders is authorized or required by law by the Certificate of Incorporation.

     (f) Holders of the Class B Preferred Stock shall be entitled to participate ratably, based on the number of shares of Common Stock into which some holder's shares of Class B Preferred Stock are then convertible, with holders of the Common Stock in any dividends or other distributions which may be declared upon or paid to holders of the Common Stock.

     (g) In the event of the dissolution, liquidation or winding up of the Corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the Preferred Stock the sum of $28.00 per share, before any sums shall be paid or any assets distributed among holders of the Common Stock. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the amount thus distributable, then the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock. After the foregoing payment to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among and paid to the holders of the Common Stock and the Preferred Stock, share and share alike, in proportion to their stockholdings.

     (h)  The Class B Preferred Stock shall not be redeemable.

     (i) There shall not be any sinking fund for the redemption of the Class B Preferred Stock.

     (j) The approval, by vote or written consent, of the holders of a majority of the outstanding shares of Class B Preferred Stock shall be required to:

                    (1) take any action which would alter or change any of the rights, preferences, privileges or restrictions of such Class or increase the total number of authorized shares of such Class;
                    (2) reclassify any outstanding shares or securities of the corporation into shares having rights, preferences or privileges senior to such Class; or
                    (3) authorize or issue any other stock having rights or preferences senior to such Class.

     (k) Except as expressly provided above, or above, or as required by law, the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof granted to or imposed upon the Common Stock and the Class B Preferred Stock, or the holders thereof, shall be in all respects identical.

2. The foregoing resolution was duly adopted at a meeting of the Board of Directors held on Sept. 19, 1996.

     IN WITNESS of the foregoing I have executed this certificate this 17 day of November, 1996.


                                       /s/ Kenneth A. Miller
                                       ------------------------------
                                       Kenneth A. Miller, President.



Attest:


/s/ Thomas A. DiCicco
------------------------------
Thomas A. DiCicco, Secretary